UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment #1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 8, 2017

TeleTech Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11919	84-1291044
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

9197 S. Peoria Street, Englewood, CO	80112-5833
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 303-397-8100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.  Results of Operations and Financial Condition.

On November 8, 2017, TeleTech Holdings, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended September 30, 2017.  In that press release, the Company inadvertently disclosed an incorrect Non-GAAP fully diluted earnings per share (“EPS”) attributable to TeleTech shareholders, for the three and nine month periods ended September 30, 2017, as $.38 and $1.17 compared to $.39 and $.91 in the prior year periods. The correct Non-GAAP fully diluted EPS attributable to TeleTech shareholders for the three and nine month periods ended September 30, 2017 was $.34 and $1.13 compared to $.39 and $.91 in the prior year periods.  The disclosure error was due to the Company inadvertently excluding from its Non-GAAP fully diluted EPS calculations the one-time gain of $3.2 million ($1.891 million net of related taxes) with respect to the dissolution of its legal entities in Spain.

Notwithstanding this error, all GAAP disclosures made by the Company in connection with its financial results for the quarter ended September 30, 2017, and its 2017 full year estimated revenue, operating income margin, and capital expenditures margin guidance, as reported in the press release, remain unchanged.

The corrected reconciliation of Non-GAAP EPS follows below.

Reconciliation of Non-GAAP EPS (in thousands except for per share data):

		Three Months Ended September 30,		Nine Months Ended September 30,
		2017	2016	2017	2016

Net Income Attributable to TeleTech stockholders		$14,769	$11,451	$48,708	$34,292
Add:	Asset impairment, restructuring and integration charges, net of related taxes	3,620	7,563	5,903	7,711
Add:	Gain on dissolution of foreign subsidiary, net of related taxes	(1,891)	—	(1,891)	—
Add:	Estimated loss on assets held for sale, net of related taxes	—	4,208	1,907	4,208
Add:	Changes in acquisition contingent consideration, net of related taxes	—	(4,435)	—	(4,435)
Less:	Estimated gain on sale of business unit	(85)	—	(103)	—
Add:	Changes in valuation allowance and returns to provision adjustments	(801)	(530)	(2,200)	1,903

Non-GAAP Net Income Attributable to TeleTech stockholders		$15,612	$18,257	$52,324	$43,679

Diluted shares outstanding		46,367	47,315	46,348	48,089

Non-GAAP EPS Attributable to TeleTech stockholders		$0.34	$0.39	$1.13	$0.91

In accordance with General Instruction B.2 of Form 8-K, the information contained in this Item 2.02 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such a filing.

Item 8.01.  Other Events

If the Company had properly excluded the one-time tax effect of $1.3 million related to the dissolution of its legal entities in Spain, its adjusted effective tax rate for the three and nine month periods ended September 30, 2017 would have been 19.4% and 21.5% instead of the 22.1% and 22.3% previously disclosed, as part of Item 2 Management Discussion and Analysis of Financial Condition and Results of Operations, in the quarterly report on Form 10-Q.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TeleTech Holdings, Inc.
(Registrant)

Date: November 9, 2017	By:	/s/ Regina M. Paolillo
Regina M. Paolillo,
Chief Financial Officer